Exhibit 23.7

KPMG AG Wirtschaftsprüfungsgesellschaft

THE SQUAIRE / Am Flughafen, 60549 Frankfurt am Main

Deutsche Bank AG

To the Supervisory Board

Taunusanlage 12

60325 Frankfurt am Main

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Supervisory Board of Deutsche Bank Aktiengesellschaft:

We consent to the use of our reports dated March 12, 2018, with respect to the consolidated balance sheets of Deutsche Bank Aktiengesellschaft and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes, and the specific disclosures described in Note 1 of the consolidated financial statements as being part of the financial statements (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, incorporated by reference herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the prospectus.

Frankfurt am Main (Germany)

August 17, 2018

KPMG AG

Wirtschaftsprüfungsgesellschaft